                                                                 EXHIBIT 4.2(d)

                                                                  EXECUTION COPY

                      TELEX COMMUNICATIONS HOLDINGS, INC.,

                 TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

                    TELEX COMMUNICATIONS INTERNATIONAL, LTD.

                                       AND

                           TELEX COMMUNICATIONS, INC.,

  (referred to herein individually as "PLEDGOR" and collectively as "PLEDGORS")

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                    AS AGENT

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                                PLEDGE AGREEMENT

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

                                    CONTENTS

CLAUSE                                                                                                            PAGE
1.       Definitions............................................................................................    3

         1.1      Definition of Terms Used Herein Generally.....................................................    3

         1.2      Definition of Certain Terms Used Herein.......................................................    3

         1.3      Rules of Interpretation.......................................................................    4

2.       Pledge.................................................................................................    5

         2.1      Grant of Security Interest....................................................................    5

         2.2      Description of Pledged Collateral.............................................................    5

         2.3      Delivery of Certificates, Instruments, Etc....................................................    6

         2.4      Registration..................................................................................    6

         2.5      Authorization to File Financing Statements....................................................    6

3.       Representations and Warranties of Pledgors.............................................................    7

         3.1      Pledgor's Legal Status........................................................................    7

         3.2      Pledgor's Legal Name..........................................................................    7

         3.3      Pledgor's Locations...........................................................................    7

         3.4      Authority; Binding Obligation; No Conflict....................................................    7

         3.5      Title to Collateral...........................................................................    7

         3.6      Pledged Collateral............................................................................    8

         3.7      Percentage Ownership..........................................................................    8

         3.8      All of Pledgor's Interests....................................................................    8

         3.9      Due Authorization, Etc., of Stock; Not Margin Stock...........................................    8

         3.10     Required Consents.............................................................................    8

         3.11     Nature of Security Interest...................................................................    8

         3.12     Partnership Interests.........................................................................    9

         3.13     Limited Liability Company Interests...........................................................    9

         3.14     Membership Interests of Parent................................................................    9

4.       Covenants of Pledgors..................................................................................    9

         4.1      Pledgor's Legal Status........................................................................    9

         4.2      Pledgor's Name................................................................................   10

         4.3      Pledgor's Organizational Number...............................................................   10

         4.4      Locations.....................................................................................   10

         4.5      Title to Collateral...........................................................................   10

         4.6      Taxes.........................................................................................   10

         4.7      Further Assurances............................................................................   10

                                       (i)

5.       Voting Rights and Certain Payments Prior to Event of Default...........................................   11

         5.1      Voting Rights and Ordinary Payments Prior to an Event of Default..............................   11

         5.2      Extraordinary Payments and Distributions......................................................   11

         5.3      Voting Rights and Ordinary Payments After an Event of Default.................................   12

6.       All Payments in Trust..................................................................................   12

7.       Expenses...............................................................................................   12

8.       Remedies...............................................................................................   12

         8.1      Disposition Upon Default and Related Provisions...............................................   12

         8.2      Agent Appointed Attorney-in-Fact..............................................................   15

         8.3      Agent's Duties of Reasonable Care.............................................................   16

         8.4      Indemnification...............................................................................   16

         8.5      Prior Recourse................................................................................   17

         8.6      Agent May Perform.............................................................................   17

9.       Suretyship Waivers by Pledgor; Obligations Absolute....................................................   17

10.      Marshalling............................................................................................   17

11.      Proceeds of Dispositions...............................................................................   18

12.      Reinstatement..........................................................................................   18

13.      Miscellaneous..........................................................................................   18

         13.1     Notices.......................................................................................   18

         13.2     GOVERNING LAW; CONSENT TO JURISDICTION........................................................   19

         13.3     WAIVER OF JURY TRIAL, ETC.....................................................................   20

         13.4     Counterparts; Effectiveness...................................................................   21

         13.5     Headings......................................................................................   21

         13.6     No Strict Construction........................................................................   21

         13.7     Severability..................................................................................   21

         13.8     Survival of Agreement.........................................................................   21

         13.9     Binding Effect; Several Agreement.............................................................   21

         13.10    No Waiver; Cumulative Remedies................................................................   22

         13.11    Limitation by Law.............................................................................   22

         13.12    Termination of this Agreement.................................................................   22

         13.13    Advice of Counsel.............................................................................   22

         13.14    Intercreditor Agreements......................................................................   23

                                      (ii)

                                PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of November 19, 2003, by and among TELEX COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), TELEX COMMUNICATIONS HOLDINGS, INC., a Delaware corporation ("Holdings"), TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company ("Parent"), TELEX COMMUNICATIONS INTERNATIONAL, LTD., a Delaware corporation ("TCI" and together with Borrower, Holdings and Parent, each referred to herein individually as "Pledgor" and collectively as "Pledgors"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent (in such capacity, "Agent") for itself and for the Lenders from time to time party to the Credit Agreement defined below ("Lenders").

WHEREAS:

A. Borrower, Holdings and Parent have entered into a Credit Agreement dated as of the date hereof (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") with the other persons designated as "Credit Parties" on the signature pages thereof, the financial institutions party thereto from time to time as Lenders, and General Electric Capital Corporation as initial L/C Issuer, Lender and Agent, pursuant to which, among other things, Lenders have agreed to make a certain revolving credit facility available to Borrower upon the terms and subject to the conditions specified in the Credit Agreement;

B. Borrower wishes to borrow certain Loans and cause certain Letters of Credit to be issued (as such terms are defined in the Credit Agreement);

C. Parent is a wholly-owned subsidiary of Holdings, Borrower is a wholly owned subsidiary of Parent, TCI is a wholly-owned subsidiary of Borrower, Pledgors engage in business transactions with one another and Holdings and Parent will benefit from the Loans and other financial accommodations made under the Credit Agreement;

D. Holdings, Parent and TCI have entered into a Guaranty dated as of the date hereof (as amended, supplemented, restated or otherwise modified and in effect from time to time), in favor of Agent, pursuant to which, among other things, Holdings, Parent and TCI have guaranteed all obligations of Borrower pursuant to the Credit Agreement; and

C. in order to secure all Secured Obligations (as defined below), each Pledgor has agreed to execute and deliver to Agent a pledge agreement in substantially the form hereof.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

1.1      Definition of Terms Used Herein Generally

         All terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC.

1.2      Definition of Certain Terms Used Herein

         As used herein, the following terms shall have the following meanings:

         "Control Letter" shall have the meaning assigned to such term in
         Section 2.3(a)(iii).

         "event" shall have the meaning assigned to such term in Section 8.3(a).

         "Extraordinary Payments" shall have the meaning assigned to such term in Section 5.1(b).

         "Indemnified Party" shall have the meaning assigned to such term in
         Section 8.4.

         "Lien" shall mean any security interest, mortgage, lien, encumbrance or adverse claim, and any financing statement or similar document filed in respect of same.

         "Pledged Borrower Stock" shall mean Pledged Collateral constituting equity interests in Borrower pledged hereunder, rights described in
         Section 2.2(a)(iii) relating thereto and proceeds thereof.

         "Pledged Collateral" shall have the meaning assigned to such term in
         Section 2.1.

         "Pledged Securities" shall have the meaning assigned to such term in
         Section 2.2(b).

         "Pledged Subsidiaries" shall have the meaning assigned to such term in
         Section 2.2(a)(i).

         "NYUCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         "Second Lien" means (i) except in the case of Pledged Borrower Stock, the Lien on the Pledged Collateral granted by Pledgors under the "Security Agreement" (as such term is defined in the Senior Notes Indenture) and (ii) in the case of Pledged Borrower Stock, the Lien on the Pledged Borrower Stock granted by Parent under the "Pledge Agreement" (as such term is defined in the Senior Subordinated Notes Indenture).

         "Secured Obligations" means the Obligations and all liabilities, obligations, covenants, duties, and indebtedness owing by Pledgors to Agent under this Pledge Agreement. The term includes, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

         "Securities Act" shall have the meaning assigned to such term in
         Section 8.1(d).

         "Security Interests" shall have the meaning assigned to such term in
         Section 7.

         "UCC" means the Uniform Commercial Code as in effect in any jurisdiction (except as otherwise contemplated in Section 3.3). References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to Revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.

1.3      Rules of Interpretation

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

         Unless otherwise defined herein, terms defined in the Credit Agreement and in Annex A thereto are used herein as therein defined, and the rules of interpretation specified in Annex A of the Credit Agreement shall be applicable to this Pledge Agreement. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, respectively, of this Pledge Agreement unless otherwise specifically provided. Any of the terms defined in this Pledge Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

2.       PLEDGE

2.1      Grant of Security Interest

         To secure the payment or performance, as the case may be, in full of the Secured Obligations, whether at stated maturity, by acceleration or otherwise, each Pledgor hereby pledges to Agent, and grants to Agent a first priority Security Interest in, all right, title and interest of such Pledgor in, to and under the collateral described in Section 2.2 (collectively, the "Pledged Collateral").

2.2      Description of Pledged Collateral

         (a) The Pledged Collateral is described as follows and on any separate schedules at any time furnished by Pledgors to Agent (which schedules are hereby deemed part of this Pledge Agreement):

                  (i) all right, title and interest of Pledgors as holders (whether now or in the future) in (x) shares or other equity interests in any corporations, limited liability companies or limited partnerships organized under the laws of any state or district of the United States (including, without limitation, those corporations and limited liability companies described on Schedule 1 hereto, but excluding the membership interests in DRF 12000 Portland, LLC held by Borrower and the 2,197 shares of Prudential Financial, Inc. beneficially held by Borrower, provided that Borrower will not enter into any other agreement for the pledge of such shares or equity interests or otherwise grant a Security Interest in such shares or equity interests), or any warrants to purchase or depositary shares or other rights in respect of any such interests, and (y) all shares of stock, certificates, instruments or other documents evidencing or representing the same;

                  (ii) all right, title and interest of Borrower or Borrower's Domestic Subsidiaries as holders (whether now or in the future) in (x) shares or other equity interests in any entity directly owned by Borrower or a Domestic Subsidiary of Borrower that is organized under the laws of a jurisdiction outside the United States and described on Schedule 1 hereto (excluding the equity interests in EVI Audio (Aust) PTY, Limited, Saguaro Electronica, S.A. de C.V. and Telex Communications, S.A. de C.V. held by TCI, provided that TCI will not enter into any other agreement for the pledge of such equity interests or otherwise grant a Security Interest in such equity interests) which represent (x) 65% of the Voting Stock of such entity and (y) 100% of the Non-Voting Stock of such entity, or any warrants to purchase or depositary shares or other rights in respect of any such interests, and (y) all shares of stock, certificates, instruments or other documents evidencing or representing the same;

                  (iii) all right, title and interest of each of the Pledgors in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the collateral listed in clauses
                           (i) and (ii) above, and all monies due or to become due and payable to each of the Pledgors in connection with or related to such collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation); and

                  (iv) all proceeds of all of the foregoing, of every kind, and all proceeds of such proceeds.

         (b) The shares of stock, certificates, instruments or other documents evidencing or representing the foregoing shall be collectively referred to herein as the "Pledged Securities".

2.3      Delivery of Certificates, Instruments, Etc.

         (a)      Each Pledgor shall deliver to Agent:

                  (i) all original shares of stock, certificates, instruments and other documents evidencing or representing the Pledged Collateral owned by such Pledgor as of the date hereof concurrently with the execution and delivery of this Pledge Agreement,

                  (ii) the original shares of stock, certificates, instruments or other documents evidencing or representing all Pledged Collateral (other than Pledged Collateral that this Pledge Agreement specifically permits Pledgors to retain) within ten
                           (10) days after Pledgor's receipt thereof;

                  (iii) for each uncertificated security existing on the date hereof and included in the Pledged Collateral, an agreement in form and substance reasonably satisfactory to Agent (a "Control Letter") of the issuer thereof in which the issuer agrees, among other things, that it will comply with instructions originated by Agent with respect to the uncertificated securities; and

                  (iv) for each uncertificated security created after the date hereof, within 10 days following the issuance thereof, a Control Letter.

         (b) All Pledged Securities that are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of Agent or endorsed to Agent or in blank.

2.4      Registration

         At any time and from time to time, Agent may (with written notice to the Pledgor of such Pledged Securities promptly following such transfer or registration) cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

2.5      Authorization to File Financing Statements

         Each Pledgor hereby irrevocably authorizes Agent at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that
         (a) describe the Pledged Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor. Each Pledgor agrees to furnish any such information to Agent promptly upon reasonable request. Each Pledgor also ratifies its authorization for Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

3.       REPRESENTATIONS AND WARRANTIES OF PLEDGORS

         Each Pledgor hereby represents and warrants to Agent that:

3.1      Pledgor's Legal Status

         (a) Such Pledgor is an organization, as set forth in Schedule 1 hereto;
         (b) such organization is of the type, and is organized in the jurisdiction, set forth in Schedule 1 hereto; and (c) Schedule 1 hereto sets forth such Pledgor's organizational identification number (if any).

3.2      Pledgor's Legal Name

         Such Pledgor's name as set forth in its organizational documents is that set forth in Schedule 1 hereto and on the signature page hereof.

3.3      Pledgor's Locations

         Schedule 1 hereto sets forth such Pledgor's place of business, and that such Pledgor's place of business is located in a jurisdiction that has adopted the UCC or whose laws generally require that the information concerning the existence of nonpossessory security interests be made generally available in a filing, recording or registration system as a condition or result of the security interest obtaining priority over the rights of a lien creditor with respect to the collateral.

3.4      Authority; Binding Obligation; No Conflict

         Such Pledgor has full power and authority to execute, deliver and perform its obligations in accordance with the terms of this Pledge Agreement and to grant to Agent the Security Interests in the Pledged Collateral pursuant hereto, without the consent or approval of any other person or entity other than any consent or approval which has been obtained and is in full force and effect. This Pledge Agreement has been duly authorized, executed and delivered by Pledgor and is the legally valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally. The granting to Agent of the Security Interest in the Pledged Collateral hereunder, the execution by Pledgor of this Pledge Agreement and the performance by such Pledgor of its obligations hereunder do not and will not (a) result in the existence or imposition of any Lien nor obligate such Pledgor to create any Lien (other than such Security Interest and the Second Lien (which Second Lien is and shall be subject and subordinate to the Lien created hereunder (x) as provided in the Intercreditor Agreement referred to in clause (i) of the definition of "Intercreditor Agreements" and 12.02 of the Senior Notes Indenture with respect to the Collateral, other than the Pledged Borrower Stock, subject to the "Security Agreement" (as such term is defined in the Senior Notes Indenture) and (y) as provided in the Intercreditor Agreement referred to in clause (ii) of the definition of "Intercreditor Agreements" and
         Section 12.2 of the Senior Subordinated Notes Indenture with respect to the Pledged Borrower Stock subject to the "Pledge Agreement" (as such term is defined in the Senior Subordinated Notes Indenture)) in favor of any person or entity over all or any of its assets; (b) conflict with any agreement, mortgage, bond or other instrument to which such Pledgor is a party or which is binding upon such Pledgor or any of its assets except for those conflicts that could not be reasonably expected to have a Material Adverse Effect; (c) conflict with such Pledgor's certificate of incorporation, operating agreement, partnership agreement, by-laws, or other organizational or charter documents except for those conflicts that could not be reasonably expected to have a Material Adverse Effect; or (d) conflict with any law, regulation or judicial order binding on such Pledgor or any of the Pledged Collateral of such Pledgor except for those conflicts that could not be reasonably expected to have a Material Adverse Effect.

3.5      Title to Collateral

         The Pledged Collateral is owned by such Pledgor free and clear of any Lien, except for Permitted Encumbrances. Such Pledgor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Pledged Collateral or (b) any assignment in which such Pledgor assigns any Pledged Collateral or any security agreement or similar instrument covering any Pledged Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances (including pursuant to the Credit Agreement).

3.6      Pledged Collateral

         Set forth on Schedule 1 hereto is a complete and accurate list and description of all the Pledged Collateral of such Pledgor as of the date hereof.

3.7      Percentage Ownership

         The Pledged Securities of each issuer specifically identified on
         Schedule 1 hereto constitute, and until this Pledge Agreement terminates shall continue to constitute, the percentage of the outstanding equity of each such issuer as indicated on Schedule 1 hereto.

3.8      All of Pledgor's Interests

         As of the date hereof, the Pledged Collateral set forth on Schedule 1 hereto constitutes all of the equity interests of such Pledgor in such corporations, limited liability companies, partnerships and other entities.

3.9      Due Authorization, Etc., of Stock; Not Margin Stock

         The Pledged Securities listed on Schedule 1 hereto have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any person, and none of the Pledged Securities constitutes Margin Stock, as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

3.10     Required Consents

         Except as may be required in connection with any disposition of any portion of the Pledged Securities by laws affecting the offering and sale of securities generally, no consent of any person (including, without limitation, partners, members, shareholders or creditors of Pledgors or of any subsidiary of Pledgors or of any issuer of Pledged Securities) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Pledge Agreement by such Pledgor, (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest), or
         (iii) the exercise by Agent of the rights provided for in this Pledge Agreement.

3.11     Nature of Security Interest

         Upon the delivery of the Pledged Securities or, in the case of uncertificated securities included as Pledged Securities, a Control Letter signed by the issuer thereof, to Agent, the pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority Security Interest in the Pledged Collateral, securing the prompt and complete payment, performance and observance of the Secured Obligations.

3.12     Partnership Interests

         With respect to the grants of security interests in general partner interests in limited partnerships contained herein, and limited partner interests in limited partnerships contained herein, neither such grant nor the exercise by Agent of any right or remedy contained herein violates any provision of the limited partnership agreement of such limited partnership and each general partner and limited partner party thereto consents to such grants and to the exercise, during the continuation of an Event of Default, of all rights and remedies granted to Agent herein and the exercise by Agent or any nominee thereof of all powers of the general partner granting such general partnership interest, and of the limited partner granting such limited partnership interest, and to the admission of Agent or its nominee or transferee (at the election of Agent or such nominee or transferee) upon foreclosure of any such general partner interest or limited partner interest of such partnership. Borrower shall not amend or permit to be amended the limited partnership agreement of any issuer of Pledged Collateral that is a limited partnership other than as permitted by the Credit Agreement, Borrower shall not permit any such limited partnership agreement to terminate and Borrower shall perform, observe and enforce all terms and provisions of each such limited partnership agreement.

3.13     Limited Liability Company Interests

         With respect to the grants of security interests in any membership interest in any limited liability company contained herein, neither such grant nor the exercise by Agent of any right or remedy contained herein violates any provision of the limited liability company or operating agreement of such limited liability company and Holdings or any sole member thereof consents to such grants and to the exercise, during the continuation of an Event of Default, of all rights and remedies granted to Agent herein and the exercise by Agent or any nominee thereof of all powers of the sole member granting such security interest, and to the admission of Agent or its nominee or transferee (at the election of Agent or such nominee or transferee) as a member of such limited liability company upon foreclosure of any such interest. Holdings shall not amend or permit to be amended the limited liability company or operating agreement of any issuer of Pledged Collateral that is a limited liability company other than as permitted by the Credit Agreement, Holdings shall not permit any such limited liability or company agreement to terminate and Holdings shall, and shall cause its Subsidiaries to, perform, observe and enforce all terms and provisions of each such limited liability or company agreement.

3.14     Membership Interests of Parent

         The limited liability company interests of Parent are securities governed by Article 8 of the Delaware Uniform Commercial Code.

4.       COVENANTS OF PLEDGORS

4.1      Pledgor's Legal Status

         Without the prior written consent of the Agent, except as permitted by the Credit Agreement, no Pledgor shall change its type of organization, jurisdiction of organization or other legal structure. No Pledgor shall enter into, or consent to the entering into of, any amendment of any limited partnership agreement or limited liability operating agreement of any issuer of any Pledged Securities that could reasonably be expected to have an adverse effect on the Security Interest therein or the rights and remedies of Agent hereunder. Each Pledgor, as a limited partner, general partner, member, manager or managing member of any issuer of Pledged Securities hereby consents to the execution and delivery of this Pledge Agreement, the performance by the applicable Pledgor of its obligations hereunder and the exercise by Agent of its rights and remedies hereunder. Except for the Liens granted hereunder to Agent (and the Second Lien), no Pledgor shall suffer or permit any issuer of Pledged Securities to enter into a Control Letter in favor of any Person.

4.2      Pledgor's Name

         Without providing at least thirty (30) days' prior written notice to Agent, no Pledgor shall change its name.

4.3      Pledgor's Organizational Number

         Without providing at least thirty (30) days' prior written notice to Agent, no Pledgor shall change its organizational identification number, if it has one. If any Pledgor does not have an organizational identification number and later obtains one, such Pledgor shall promptly notify Agent of such organizational identification number.

4.4      Locations

         Without providing at least thirty (30) days' prior written notice to Agent, no Pledgor shall change its principal residence, its place of business or (if it has more than one place of business) its chief executive office or its mailing address.

4.5      Title to Collateral

         (a) Except for the Security Interests herein granted and Permitted Encumbrances, each Pledgor shall be the owner of the Pledged Collateral pledged by it free from any Lien, and such Pledgor, at its sole cost and expense, shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Agent; and (b) no Pledgor shall sell or otherwise dispose of, or pledge, mortgage or create, or suffer to exist a Lien on, the Pledged Collateral in favor of any person other than Agent except, in each case, for Permitted

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

         Encumbrances and the inclusion of "proceeds" of the Pledged Collateral under the Security Interest granted herein shall not be deemed a consent by Agent to any sale or other disposition of any Pledged Collateral.

4.6      Taxes

         Each Pledgor shall pay promptly when due all taxes, assessments, governmental charges and levies upon the Pledged Collateral or incurred in connection with the Pledged Collateral or incurred in connection with this Pledge Agreement, provided that Pledgor may contest any such taxes in good faith so long as it maintains adequate reserves therefor.

4.7      Further Assurances

         Each Pledgor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

5.       VOTING RIGHTS AND CERTAIN PAYMENTS PRIOR TO EVENT OF DEFAULT

5.1      Voting Rights and Ordinary Payments Prior to an Event of Default

         So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled:

         (a) to exercise, as it shall think fit, but in a manner consistent with the terms hereof, the voting and consent power and other incidental rights of ownership with respect to the Pledged Collateral of such Pledgor, and for that purpose Agent shall (if any Pledged Securities shall be registered in the name of Agent or its nominee) execute or cause to be executed from time to time, at the expense of such Pledgor, such proxies or other instruments in favor of such Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by such Pledgor and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Securities; and

         (b) except as otherwise provided in Sections 5.2 and 5.3 hereof, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights to the extent such are permitted pursuant to the terms of the Credit Agreement, other than (i) stock or liquidating dividends or
                  (ii) extraordinary dividends and dividends or other amounts payable under or in connection with any recapitalization, restructuring, or other non-ordinary course event (the dividends and amounts in this clause (ii) being "Extraordinary Payments"), paid, issued or distributed from time to time in respect of the Pledged Collateral pledged by such Pledgor.

5.2      Extraordinary Payments and Distributions

         (a) In case, upon the dissolution or liquidation (in whole or in part) of any issuer of any Pledged Collateral pledged by any Pledgor, any sum shall be paid or payable as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities pledged by such Pledgor or, in the event any other Extraordinary Payment is paid or payable, then and in any such event, such sum shall be paid by such Pledgor over to Agent promptly, and in any event within ten (10) days after receipt thereof, to be held by Agent as additional collateral hereunder.

         (b) In case any dividend or distribution payable in Stock shall be declared with respect to any of the Pledged Collateral pledged by any Pledgor, or any shares of Stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral pledged by such Pledgor, or any distribution of capital shall be made on any of the Pledged Collateral pledged by such Pledgor, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Collateral pledged by such Pledgor, in each case pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, partnership interests, membership interests, obligations or other property so distributed shall be delivered by such Pledgor to Agent promptly, and in any event within ten (10) days after receipt thereof, to be held by Agent as additional collateral hereunder subject to the terms of this Pledge Agreement, and all of the same shall constitute Pledged Collateral for all purposes hereof.

5.3      Voting Rights and Ordinary Payments After an Event of Default

         Upon the occurrence and during the continuance of any Event of Default, all rights of each Pledgor to exercise or refrain from exercising the voting and consent rights and other incidental rights of ownership that it would otherwise be entitled to exercise pursuant to Section 5.1(a) hereof and to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that such Pledgor would otherwise be authorized to receive and retain pursuant to
         Section 5.1(b) hereof shall cease, and thereupon Agent shall be entitled to exercise all voting power and consent and other incidental rights of ownership with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights at any time declared or paid upon any of the Pledged Collateral during such an Event of Default and otherwise to act with respect to the Pledged Collateral as outright owner thereof.

6.       ALL PAYMENTS IN TRUST

All payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that are received by any Pledgor contrary to the provisions of Section 5 hereof shall be received and held in trust for the benefit of Agent, shall be segregated by such Pledgor from other funds of such Pledgor and shall be forthwith paid over to Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

7.       EXPENSES

Each Pledgor shall, jointly and severally, pay all reasonable expenses incurred by Agent in connection with the negotiation, execution, delivery, amendment, waiver, renegotiation, enforcement or collection of this Pledge Agreement or the exercise of remedies hereunder, including, without limitation, reasonable attorney's fees, advertising costs, fees and expenses of advisors and investment bankers and other experts. If any Pledgor fails promptly to pay any portion of the above expenses when due or to perform any other obligation of such Pledgor under this Pledge Agreement, Agent may, at its option, but shall not be required to, pay or perform the same and charge such Pledgor for all costs and expenses incurred therefor, and such Pledgor agrees to reimburse Agent therefor on demand. All sums so paid or incurred by Agent for any of the foregoing, any and all other sums for which any Pledgor may become liable hereunder and all such costs and expenses incurred by Agent in enforcing or protecting the Security Interests created under this Pledge Agreement (the "Security Interests") or any of its rights or remedies under this Pledge Agreement shall be payable by such Pledgor on demand, shall constitute Secured Obligations and shall bear interest at the same rate of interest applicable to Revolving Credit Advances, interest on which is based on the Index Rate at such time.

8.       REMEDIES

8.1      Disposition Upon Default and Related Provisions

         (a) Upon the occurrence and during the continuance of any Event of Default, Agent or its nominee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights of voting, consent, exercise, conversion and other incidental rights of ownership with respect to the Pledged Collateral, including, without limitation, all rights and powers of any Pledgor as limited or general partner of any partnership and as sole member or managing member of any limited liability company, in each case, that is an issuer of Pledged Securities pledged by such Pledgor, and all of the rights and remedies of an Agent on default under the NYUCC at that time (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Agent may grant options.

         (b) If any of the Pledged Collateral is sold by Agent upon credit or for future delivery, Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Agent may resell such Pledged Collateral. In no event shall any Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment therefor has actually been received by Agent.

         (c) Agent may purchase any Pledged Collateral at any public sale and, if any Pledged Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, Agent may purchase such Pledged Collateral at private sale, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.

         (d) Each Pledgor recognizes that Agent may be unable to effect a public sale of all or part of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such Pledged Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale. Each Pledgor

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

                  agrees that any such private sale shall be a commercially reasonable manner in which to dispose of all or any part of the Pledged Collateral. Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act.

         (e) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise Agent shall give the applicable Pledgor at least ten
                  (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable.

         (f) Agent shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

         (g) The remedies provided herein in favor of Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Agent existing at law or in equity.

         (h) To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for Agent (i) to advertise dispositions of Pledged Collateral through publications or media of general circulation; (ii) to contact other persons, whether or not in the same business as such Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral;
                  (iii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral; (iv) to dispose of Pledged Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (v) to disclaim disposition warranties, or (vi) to the extent deemed appropriate by Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Agent in the disposition of any of the Pledged Collateral. Each Pledgor acknowledges that the purpose of this clause (h) is to provide non-exhaustive indications of what actions or omissions by Agent would be commercially reasonable in Agent's exercise of remedies against the Pledged Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (h). Without limiting the foregoing, nothing contained in this clause (h) shall be construed to grant any rights to any Pledgor or to impose any duties on Agent that would not have been granted or imposed by this Pledge Agreement or by applicable law in the absence of this clause (h).

         (i) It is expressly agreed by each Pledgor that, anything herein or in any other Loan Document to the contrary notwithstanding, each Pledgor shall remain liable under each of its respective Contractual Obligations, including the partnership agreement or operating agreement of any issuer of Pledged Securities, to observe and perform all the conditions and obligations to be observed and performed by it thereunder. None of Agent, any nominee thereof and any Lender shall have any obligation or liability under any Contractual Obligation by reason of or arising out of this Pledge Agreement or any other Loan Document or the granting herein of a Lien thereon or the receipt by Agent, any nominee thereof or any Lender of any payment relating to any Contractual Obligation pursuant hereto, nor any exercise by Agent, any nominee thereof or any Lender of any rights of any Pledgor. None of Agent, any nominee thereof and any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or pursuant to any Contractual Obligation, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

8.2      Agent Appointed Attorney-in-Fact

         (a) To effectuate the terms and provisions hereof, each Pledgor hereby appoints Agent as such Pledgor's attorney-in-fact for the purpose, from and after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that Agent from time to time in Agent's reasonable discretion may deem necessary or advisable to accomplish the purposes of this Pledge Agreement. Without limiting the generality of the foregoing, Agent shall, from and after the occurrence and during the continuance of an Event of Default, have the right and power to:

                  (i) receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

                  (ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral;

                  (iii) exercise all rights of such Pledgor as owner of the Pledged Collateral including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings necessary or advisable to exercise all rights and privileges of (or on behalf of) the owner of the Pledged Collateral, including, without limitation, all voting, consent and other incidental rights of ownership rights with respect to the Pledged Securities;

                  (iv) ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                  (v) file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Agent with respect to any of the Pledged Collateral; and

                  (vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and such Pledgor's expense, at any time or from time to time, all acts and things that Agent deems reasonably necessary to protect, preserve or realize upon the Pledged Collateral.

         (b) Each Pledgor hereby ratifies and approves all acts of Agent made or taken pursuant to this Section 8.2 (provided, that no Pledgor by virtue of such ratification, releases any claim that Pledgor may otherwise have against Agent for any such acts made or taken by Agent through gross negligence or willful misconduct). Neither Agent nor any person designated by Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except such as may result from Agent's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Pledge Agreement shall remain in force.

8.3      Agent's Duties of Reasonable Care

         (a) Agent shall have the duty to exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession, which duty shall be fully satisfied if such Pledged Collateral is accorded treatment substantially equal to that which Agent accords its own property and, with respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Pledged Collateral (herein called "events"),

                  (i) Agent exercises reasonable care to ascertain the occurrence and to give reasonable notice to Pledgors of any events applicable to any Pledged Securities that are registered and held in the name of Agent or its nominee,

                  (ii) Agent gives the applicable Pledgor reasonable notice of the occurrence of any events of which Agent has received actual knowledge, which events are applicable to any securities that are in bearer form or are not registered and held in the name of Agent or its nominee (each Pledgor agreeing to give Agent reasonable notice of the occurrence of any events of which such Pledgor has knowledge, which events are applicable to any securities in the possession of Agent), and

                  (iii) Agent endeavors to take such action with respect to any of the events as any Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or, if Agent reasonably believes that the action requested would adversely affect the value of the Pledged Collateral as collateral or the collection of the Secured Obligations, or would otherwise prejudice the interests of Agent, Agent gives reasonable notice to such Pledgor that any such requested action will not be taken and, if Agent makes such determination or if such Pledgor fails to make such timely request, Agent takes such other action as it deems advisable in the circumstances.

                  (iv) Except as hereinabove specifically set forth, Agent shall have no further obligation to ascertain the occurrence of, or to notify any Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Agent of any internal procedures with respect to any securities in its possession, nor shall Agent be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Collateral or its use of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Pledgor's rights in the Pledged Collateral or against any prior parties thereto, but the same shall be at each Pledgor's sole risk and responsibility at all times.

                  (v) Each Pledgor waives any restriction or obligation imposed on Agent under Sections 9-207(c)(1) and 9-207(c)(2) of the NYUCC.

8.4      Indemnification

         Each Pledgor hereby indemnifies and holds harmless Agent, each Lender and the respective officers, shareholders, directors, employees and agents of each thereof (each, an "Indemnified Party") from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Secured Obligations, the Pledged Collateral and its use and/or any actions taken or omitted to be taken by such Indemnified Party with respect thereto (except such claims, causes of action and demands arising from the bad faith, gross negligence or willful misconduct of such Indemnified Party) and each Pledgor hereby agrees, jointly and severally, to hold each Indemnified Party harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of such Indemnified Party).

8.5      Prior Recourse

         Agent's prior recourse to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.

8.6      Agent May Perform

         If any Pledgor fails to perform any agreement contained herein, Agent may itself perform or cause performance of such agreement, and the expenses of Agent incurred in connection therewith shall be treated as provided in Section 7 hereof. Agent shall use reasonable efforts to notify Pledgor of any such performance by Agent, provided that failure to do so shall not affect Agent's rights hereunder, including rights of reimbursement relating to such performance.

9.       SURETYSHIP WAIVERS BY PLEDGOR; OBLIGATIONS ABSOLUTE

         (a) Each Pledgor waives demand, notice, protest, notice of acceptance of this Pledge Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description thereof, all in such manner and at such time or times as Agent may deem advisable. Agent shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 8.3.

         (b) All rights of Agent hereunder, the Security Interests and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Pledgor in respect of the Secured Obligations or this Pledge Agreement other than the defense of payment.

10.      MARSHALLING

         Agent shall not be required to marshal any present or future collateral security (including but not limited to this Pledge Agreement and the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Agent's rights under this Pledge Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

11.      PROCEEDS OF DISPOSITIONS

         After deducting all expenses payable to Agent, including, without limitation, pursuant to Section 7, the residue of any proceeds of collection or sale of the Secured Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the remaining Secured Obligations in such order or preference as is provided in the Credit Agreement (or, if not provided therein, as determined by Agent), proper allowance and provision being made for any Secured Obligations not then due or held as additional Collateral. Upon the final payment and satisfaction in full of all of the Secured Obligations and the termination of all commitments under the Credit Agreement and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC, any excess of any Pledged Collateral of any Pledgor shall be returned to such Pledgor, and in any event each Pledgor shall remain liable for any deficiency in the payment of the Secured Obligations. Upon the Termination Date and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Pledgors termination statements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

12.      REINSTATEMENT

         This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any

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

         Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.      MISCELLANEOUS

13.1     Notices

         Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

         Notices shall be addressed as follows:

         (a)      If to any Pledgor:

                  c/o TELEX COMMUNICATIONS, INC.
                  12000 Portland Avenue South
                  Burnsville, Minnesota  55337
                  Attention: President and CEO
                  Telephone No.: (952) 887-7487
                  Telecopier No.: (952) 886-3773

         (b)      If to Agent:

                  GENERAL ELECTRIC CAPITAL CORPORATION
                  335 Madison Avenue, 12th Floor
                  New York, NY  10017
                  Attention: Telex Account Officer
                  Telephone No.: (212) 370-8000
                  Telecopier No.: (212) 370-8088

                  With a copy to:

                  GENERAL ELECTRIC CAPITAL CORPORATION
                  Capital Funding, Inc.
                  500 West Monroe Street
                  Chicago, IL  60661
                  Attention: Corporate Counsel

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                  Corporate Financial Services - Global Sponsor Finance
                  Telephone No.: (312) 441-7244
                  Telecopier No.: (312) 441-6876

                  and:

                  GENERAL ELECTRIC CAPITAL CORPORATION
                  201 High Ridge Road
                  Stamford, CT  06927-5100
                  Attention: Corporate Counsel
                  Corporate Financial Services - Global Sponsor Finance Telephone No.: (203) 316-7552
                  Telecopier No.: (203) 316-7899

13.2     GOVERNING LAW; CONSENT TO JURISDICTION

         (a) THIS PLEDGE AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES WHICH SHALL BE DEEMED NOT TO INCLUDE SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         (b) EACH PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON PLEDGOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PLEDGOR, AT THE ADDRESS SET FORTH IN THIS PLEDGE AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL THEN CURRENT DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF PLEDGORS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF PLEDGORS FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). PLEDGORS AGREE THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. PLEDGORS IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO

                  PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER
                  FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

13.3     WAIVER OF JURY TRIAL, ETC.

         EACH PLEDGOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH PLEDGOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT AGENT HAS RELIED ON THE WAIVER IN ENTERING INTO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS AND WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PLEDGOR WARRANTS AND REPRESENTS THAT SUCH PLEDGOR HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT SUCH PLEDGOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

13.4     Counterparts; Effectiveness

         This Pledge Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Pledge Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

13.5     Headings

         Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purposes or be given substantive effect.

13.6     No Strict Construction

         The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

13.7     Severability

         The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Pledge Agreement shall not affect or impair the remaining provisions in the Pledge Agreement.

13.8     Survival of Agreement

         All covenants, agreements, representations and warranties made by Pledgors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this

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

         Pledge Agreement shall be considered to have been relied upon by Agent and shall survive the execution and delivery of the Credit Agreement and the advance of all extensions of credit contemplated thereby, regardless of any investigation made by Agent, and shall continue in full force and effect until this Pledge Agreement shall terminate (or thereafter to the extent provided herein).

13.9     Binding Effect; Several Agreement

         This Pledge Agreement and all obligations of each Pledgor hereunder shall be binding upon the successors and permitted assigns of such Pledgor (including any debtor-in-possession on behalf of such Pledgor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and permitted assigns except that Pledgors may not assign any of their rights or obligations hereunder without the written consent of all Lenders which assignment without such consent shall be void. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.

13.10    No Waiver; Cumulative Remedies

         Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and each Pledgor.

13.11    Limitation by Law

         All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

13.12    Termination of this Agreement

         Subject to Section 12 hereof, this Pledge Agreement shall terminate upon the Termination Date. Following the termination of this agreement, Agent shall, upon reasonable request, and at the sole cost and expense of Pledgors, execute such termination statements and other releases (in form and substance reasonably satisfactory to Agent) with respect to security granted hereunder, and Agent shall at such time transfer any original shares of stock, certificates, instruments and other documents evidencing or representing the Pledged Collateral delivered to the Agent hereunder to the Pledgors, without recourse and without representation or warranty. In the event that all Obligations have been completely discharged and all Commitments are terminated, Agent shall (except to the extent otherwise required by applicable law) deliver (i) all the Pledged Collateral (other than Pledged Borrower Stock) at the time subject to the "Security Agreement" (as such term is defined in the Senior Notes Indenture) to the Senior Notes Trustee, to be held thereby as collateral subject to the Second Lien or applied to the obligations secured thereby and (ii) all Pledged Borrower Stock at the time subject to the "Pledge Agreement" (as such term is defined in the Senior Subordinated Notes Indenture) to the Senior Subordinated Notes Trustee to be held as collateral subject to the Second Lien or applied to the obligations secured thereby.

13.13    Advice of Counsel

         Each of the parties represents to each other party hereto that it has discussed this Pledge Agreement and, specifically, the provisions of
         Section 13.2 and Section 13.3, with its counsel.

13.14    Intercreditor Agreements

         The security interest of Agent in favor of Lenders granted hereunder and the rights of such parties in respect thereof shall be subject to and entitled to the benefits of the terms of (i) the Intercreditor Agreement referred to in clause (i) of the definition of "Intercreditor Agreements" and Section 12.02 of the Senior Notes Indenture with respect to the Collateral, other than the Pledged Borrower Stock, subject to the "Security Agreement" (as such term is defined in the Senior Notes Indenture) and (ii) the Intercreditor Agreement referred to in clause (ii) of the definition of "Intercreditor Agreements" and
         Section 12.2 of the Senior Subordinated Notes Indenture with respect to the Pledged Borrower Stock subject to the "Pledge Agreement" (as such term is defined in the Senior Subordinated Notes Indenture).

                            [SIGNATURE PAGE FOLLOWS]

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

IN WITNESS WHEREOF, intending to be legally bound, each Pledgor has caused this Pledge Agreement to be duly executed as of the date first above written.

                                    TELEX COMMUNICATIONS, INC.,
                                    as Pledgor

                                    By: ________________________________________
                                        Name: Gregory Richter
                                        Title: Chief Financial Officer

                                    TELEX COMMUNICATIONS HOLDINGS, INC.,
                                    as Pledgor

                                    By: ________________________________________
                                        Name: Gregory Richter
                                        Title: Chief Financial Officer

                                    TELEX COMMUNICATIONS
                                    INTERMEDIATE HOLDINGS, LLC,
                                    as Pledgor

                                    By: ________________________________________
                                        Name: Gregory Richter
                                        Title: Chief Financial Officer

                                    TELEX COMMUNICATIONS INTERNATIONAL, LTD., as Pledgor

                                    By: ________________________________________
                                        Name: Gregory Richter
                                        Title: Chief Financial Officer

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Agent

                                    By: ________________________________________
                                        Name:
                                        Title: Authorized Signatory

                    SIGNATURE PAGE TO TELEX PLEDGE AGREEMENT